Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Forms S-3 (File No. 333-266405), S-3D (File No. 333-223185), and S-8 (File Nos. 333-274087, 333-250121, 333-233274, 333-231435, 333-216272, 333-145236, 333-127265, 333-13456, and 333-97305) of Enbridge Inc. of our report dated February 9, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Canada

February 9, 2024